Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TESSERA, INC.

Restated TCC® License Agreement

This Agreement is entered into as of January 1, 2005, (the “Effective Date”) between Tessera, Inc., a corporation organized under the laws of Delaware, having a principal place of business at 3099 Orchard Drive, San Jose CA 95134 and its Affiliates (“Tessera”) and Samsung Electronics Co., Ltd. a corporation organized under the laws of Republic of Korea having a principal place of business at 250 Taepyung-Ro, 2 Ga, Chung-Ku, Seoul, Korea and its Affiliates (“Licensee”) with reference to the following facts:

Scope:

WHEREAS Tessera owns patents and other intellectual property rights to certain semiconductor integrated circuit (“IC”) package types;

WHEREAS, Tessera and Licensee entered into a License Agreement entitled “TCC License Agreement” having an effective date of May 17, 1997 (“the 1997 Agreement”);

WHEREAS, there has been litigation pending between Licensee and Tessera relating to Tessera’s patent rights and to alleged breach of the 1997 Agreement in the United States District Court for the Northern District of California, titled Samsung Electronics Co. v. Tessera Technologies, Inc. and Tessera, Inc., and related counterclaims, Civil Action No. 02-05837(CW)(MEJ)(“the Oakland Action”);

WHEREAS trial of a number of the claims and counterclaims in the Oakland Action commenced on November 1, 2004;

WHEREAS, Tessera and Licensee have agreed to settle the Oakland Action and, as partial consideration for that Settlement Agreement have agreed to enter into a new license agreement that supersedes the 1997 Agreement in its entirety; and

WHEREAS, Licensee wishes to license Tessera’s patents and to pay royalties for the disputed packages and other TCC packages as specified herein as consideration for the settlement of this pending litigation.

THEREFORE, Tessera and Licensee (herein collectively referred to as “Parties” or singularly referred to as “Party”) agree to the following terms:

The Parties Hereto Agree:

I. Definitions:

As used herein, the following terms shall have the following meaning:

A. The term “TCC” is an acronym for Tessera Compliant Chip, a type of integrated circuit (“IC”) package made under certain issued Tessera Patents licensed hereunder. Generally, a TCC has substantially coplanar bump or solder contacts disposed in a grid array pattern and comprises a thin compliant multi-layer structure mounted to at least one surface of an IC die, with permanent flexible electrical connections between at least one of said contacts and a corresponding bond pad on said IC die. For the purposes of this Agreement, the parties agree that the definition of Licensed Product shall be treated as a subset of TCC, i.e. included in the term “TCC” as it is used throughout this Agreement.

B. The term “Licensed Product” includes Licensee’s IC packages using (a) polyimide or glass-epoxy or glass-laminate substrate; (b) one or more solder balls under the IC; (c) die attach adhesive attaching the IC to the polyimide or glass-epoxy or glass-laminate substrate; and (d) solder ball pitch less than or equal to 1.0mm. For avoidance of doubt, Licensed Product shall include but is not limited to the DRAM and Non-DRAM Licensed Product.

C. The term “µBGA®” is a type of TCC package.

D. The term “DRAM Device” means a Dynamic Random Access Memory (DRAM) IC device comprised solely of an array of DRAM cells and the associated control and I/O circuitry that are necessary to allow data to be written to, stored by, and read from the DRAM cells. A TCC package that contains one or more DRAM Devices is a “DRAM TCC package” or a “DRAM Licensed Product,” and a TCC package that contains at least one IC that is not a DRAM Device is a “Non-DRAM TCC package” or a “Non-DRAM Licensed Product.” For example, if a TCC package contains both a DRAM Device and an IC that is not a DRAM Device, the TCC package shall be considered a Non-DRAM TCC package.

E. The term “Logic Device” means an IC device whose primary function is to provide logic or processing functions. Logic Devices include, by way of example and not limitation, microprocessors, digital signal processors (DSPs), application specific integrated circuits (ASICs), systems-on-chip (SoCs), programmable logic devices (PLDs), programmable logic arrays (PLAs), field programmable grid arrays (FPGAs), microcontrollers and analog and mixed-signal devices. A TCC package that contains one or more Logic Devices is a “Non-DRAM TCC package.”

F. The term “Technology” means Tessera Patents relating to the design, manufacture, and assembly of TCC packages (excluding Batch Technology as defined herein) and any related Tessera copyrights and know-how previously transferred to Licensee pursuant to the 1997 Agreement.

G. The term “Patent” means letters patents, utility models, allowances and applications therefor in all countries of the world, including re-issues, re-examinations, continuations, divisions, and all corresponding foreign patents.

H. The term “Tessera Patent” means Patent(s) which arise out of inventions based on the Technology made and/or acquired by Tessera based on the Technology prior to expiration or termination of this Agreement. The term Tessera Patent shall further include any third party patent based on the Technology under which Tessera or any successor thereof has the right to grant licenses of the scope granted herein, as of the Effective Date or at any time during the term of this Agreement, without the payment of royalty or other consideration to such third parties except for payment to third parties for inventions made by said parties while employed by Tessera or any successor thereof, including US patents and US patent applications set forth in Attachment A attached and Improvements thereto which had or have a first effective filing date in any country prior to expiration or termination of this Agreement.

I. The term “Batch Technology” as used herein means Technology including: (i) any method or result of U.S. Patent Number 5,518,964 (and related Patents) for making flexible electrically conducting element(s), joining said elements to electrical contact(s) on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer, or interconnect substrate, and forming said element(s) away from the plane of said contacts in a predetermined fashion into the flexible electrical lead(s) of a TCC package; (ii) any method or result of U.S. Patent 5,455,390 (and related Patents) for making and forming flexible conducting element(s) on a dielectric film and then simultaneously joining said elements to electrical contacts on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer or interconnect substrate to produce the flexible electrical leads of a TCC package; and/or (iii) any method or result of further invention or Patent made or acquired by Tessera during the term hereof covering any batch processing method for simultaneously forming, producing and/or connecting a plurality of flexible electrical leads of a TCC package. Notwithstanding, the parties expressly agree that any TCC package made and/or connected individually on a semiconductor integrated circuit or undiced wafer by traditional wire bonding methods and/or tape automated bonding (“TAB”) gang bonding methods, is not included in Batch Technology.

J. The term “IC Contact” means an electrical connection (e.g. wire bond or lead bond) to an IC bond pad contained in any TCC package licensed hereunder.

K. The term “Licensee’s Improvements” means device design modifications, derivatives, improvements, or enhanced specifications, relating to the TCC packages or related materials that may be made by Licensee arising out of Technology or incorporated in a TCC package licensed hereunder for sale or other transfer to a third party during the term of this Agreement or extension hereof. Notwithstanding, the term “Licensee Improvements” does not include manufacturing process improvements unless such a process improvement enables a particular package structure to the exclusion of other practically feasible methods of making such a structure. The parties agree that Licensee’s inventions that do not arise out of the Technology shall be excluded from the definition of Licensee’s Improvements unless such invention infringes a Tessera Patent or is incorporated in a TCC package by or for Licensee for sale or other transfer to a third party.

L. The term “Affiliate” means any company which agrees to be bound by the terms and conditions of this Agreement and is more than fifty percent (50%) of the voting stock is owned or controlled by Licensee. A company shall be considered an Affiliate only so long as such majority ownership or control exists.

N. The term “Licensed Package Assembler” means a party licensed by Tessera to assemble, use and sell TCC packages for others.

II. Licensee Rights:

A. License Grant. Subject to the terms and conditions hereinafter set forth, Licensee’s agreement to the provisions hereof including all attachments hereto, and conditioned upon Licensee’s payment of the royalties stated herein in Paragraph III, Tessera hereby grants Licensee a non-exclusive, worldwide, non-transferable, non-sub-licensable limited license under the Technology to make, use, sell, offer to sell, and/or have made TCC packages that are sold as Licensee’s own products (e.g., the TCC packages bear the Licensee’s commercial indicia) or that are sold by Licensee but do not bear Licensee’s commercial indicia where (i) all of the IC’s incorporated within such TCC packages are manufactured by Licensee; or (ii) the TCC package contains multiple ICs at least one of which is manufactured by Licensee and at least one of which is a Logic Device.

B. Use of Have Made Rights. When Licensee exercises its “have made” right, it shall provide a written notice to the applicable package subcontractor, with a copy to Tessera, stating that the TCC packages are being assembled under a “have made” license from Tessera and that the package subcontractor need not obtain a license or pay royalties for such TCC packages because the royalties are being paid directly from Licensee to Tessera. Licensee may also use a Licensed Package Assembler to make TCC packages that are licensed under the Licensed Package Assembler’s own license with Tessera; provided, however, that (i) Licensee provides written notice to Tessera of the name of such Licensed Package Assembler and the quantity and type of such TCC packages, and (ii) if such Licensed Package Assembler does not pay such royalties to Tessera when due, Licensee shall pay the royalties due under the license agreement of their chosen Licensed Package Assembler within forty-five (45) days after Tessera notifies Licensee of such nonpayment by their chosen Licensed Package Assembler, provided that such notice shall be given if Tessera is unable to collect such royalties after exhausting good faith and commercially reasonable efforts to collect such royalties from the chosen Licensed Package Assembler, but not requiring Tessera to commence litigation against any such Licensed Package Assembler. By way of clarification, if Samsung elects to have a Licensed Package Assembler make TCC packages under the Licensed Package Assembler’s agreement with Tessera, any payment made by Samsung as guarantor shall be under Samsung’s “have made” rights under Paragraph II.A., hereof, and the royalty rate shall be calculated under the applicable Paragraph of this Agreement; with the further agreement that if Licensee makes a payment in guarantee of any such Licensed Package Assembler, (i) Licensee shall be obligated to use its “have made” rights hereunder with such Licensed Package Assembler for a period totaling four quarterly payments for any TCC packages made by such Licensed Package Assembler and shall pay the applicable royalties directly to Tessera for such time period, and (ii) Licensee shall provide a written notice to the applicable package subcontractor, with a copy to Tessera, stating that the royalty payments for the TCC packages are, for that time period, being guaranteed by Licensee and being assembled under Licensee’s “have made” license from Tessera and that the Licensed Package Assembler should not pay royalties for such TCC packages because the royalties are being paid directly from Licensee to Tessera. For avoidance of doubt, Licensee’s payment of royalties in guarantee of a Licensed Package Assembler pursuant to this paragraph shall be fully subject to all terms and conditions applicable to Licensee’s exercise of its “have made” rights, including but not limited to Paragraphs III.B.1, III.C, III.D and III.E. Further, if Licensee elects to have TCC packages made under the license of the Licensed Package Assembler, such TCC Packages shall not apply to any of the financial terms (e.g. target royalties) of Paragraph III of this Agreement.

C. Batch Technology Excluded. Notwithstanding anything herein to the contrary, Batch Technology is excluded from the scope of this Agreement, and Licensee’s rights herein expressly exclude any right to package and/or assemble, or sell any product made using Batch Technology. Notwithstanding, when Tessera decides to license such Batch Technology to others, Tessera agrees to enter into good faith negotiations with Licensee on the terms and conditions of a separate agreement to define the parties relationship with respect to Batch Technology.

D. No Implied License. Notwithstanding the foregoing, nothing in this Agreement shall be construed to grant Licensee, Affiliates, successors or assigns or any third parties an implied license under any patent owned by Tessera other than the Tessera Patents.

E. No Assembly Services. Subject to the express terms of Paragraph II.A, hereof, nothing in this Agreement shall be construed as granting Licensee the right to assemble TCC packages to be sold as the product of third party (e.g., the TCC packages bear the third party’s commercial indicia).

III. Fee and Royalty:

A. License Fee. No license fee is due hereunder.

B. Running Royalties. For the license rights and benefits granted in Paragraph II.A, Licensee shall pay a royalty for each TCC package sold by Licensee in US currency, as follows:

1. DRAM TCC Packages. For each DRAM TCC package sold by Licensee, Licensee shall pay a royalty to Tessera as set forth below:

a. Initial DRAM Royalty Rate. Until one of [*] agrees to pay royalties to Tessera for all DRAM Licensed Products that any such company is shipping in volume (“First Triggering Event”), the royalty for DRAM TCC packages sold by Licensee shall be [*] per DRAM TCC package. In any calendar year prior to the year in which the First Triggering Event occurs, if Licensee pays Tessera [*] in royalties for DRAM TCC Packages sold in a particular calendar year (“Initial DRAM Royalty Target”), then the royalty rate for DRAM TCC Packages sold thereafter in that same calendar year shall be [*] per package unless the First Triggering Event is met, in which case the royalty rate set forth in Paragraph III.B.1.b shall apply. The requirement of an Initial DRAM Royalty Target shall be removed for the year in which the First Triggering Event is satisfied. If [*], or the DRAM business of these companies, are acquired by another of these companies, then an agreement with the acquiring company to pay royalties for all DRAM Licensed Products that the acquiring company is shipping in volume shall satisfy the First Triggering Event.

b. Mid-point DRAM Royalty Rate. After the First Triggering Event is satisfied, the royalty for DRAM TCC packages sold by Licensee shall be increased to [*] per DRAM TCC package and the associated requirement for a Initial DRAM Royalty Target shall be removed, as discussed above.

c. Base DRAM Royalty Rate. After a second one of [*] agrees to pay royalties to Tessera for all DRAM Licensed Products that any such company is shipping in volume (“Second Triggering Event”), the royalty for DRAM TCC packages sold by Licensee shall be [*] per DRAM TCC package. If, in a given calendar year, Licensee pays royalties at the Base DRAM Royalty Rate for a number of DRAM TCC packages equal to the average of (1) the number of DRAM TCC packages sold by the second largest manufacturer of DRAM in the previous year as determined by Gartner/Dataquest and (2) the number of 256 Mb unit equivalents sold by the second largest manufacturer in DRAM TCC packages in the previous year as determined by Gartner/Dataquest (hereafter, the average of these two numbers shall be referred to as “the Average”), then Licensee’s royalty pursuant to this Agreement for all further DRAM TCC Packages sold by Licensee in that year above and beyond the Average shall be [*] per package. If Gartner/Dataquest fails to provide the data necessary for calculating the Average set forth in the previous sentence, then Tessera shall identify an alternative third party source of such information, and Licensee shall not unreasonably withhold its agreement to use such alternative source instead of Gartner/Dataquest to calculate the average. If Hynix, Micron or Infineon, or the DRAM business of these companies, are acquired by another of these companies (or if a controlling interest of at least the DRAM portion one of these companies is acquired by another of these companies), then an agreement with the acquiring company to pay royalties for all DRAM Licensed Products that the acquiring company is shipping in volume shall satisfy the Second Triggering Event.

2. Non-DRAM TCC Packages.

a. Single-Chip Non-DRAM TCC packages. For each Non-DRAM TCC package sold by Licensee that includes no more than one IC device, Licensee shall pay Tessera a royalty based on the total number of IC Contacts to each IC device in the Licensed Product, as shown on the following schedule:

Number of IC Contacts	Royalty Per IC Device
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

b. Multiple-chip Non-DRAM TCC packages. For Non-DRAM TCC packages sold by Licensee that include more than one IC device, the royalty shall be calculated by applying the royalty schedule set forth in Paragraph III.B.2.a to the IC device having the greatest number of IC Contacts, to the IC device having the second greatest number of IC Contacts, to the IC device having the third greatest number of IC Contacts, and to the IC device having the fourth greatest number of IC contacts to determine the Royalty Per IC device of each, provided, however, that the royalty for the IC device having the second greatest number of IC Contacts shall be no more than the lesser of the royalty amount per the royalty schedule or [*], the royalty for the IC device having the third greatest number of IC Contacts shall be no more than the lesser of the royalty amount per the royalty schedule or [*], and the royalty amount for the fourth IC device shall be no more than the lesser of the royalty amount per the royalty schedule or [*]. The royalty for any additional IC devices shall be [*]. Moreover, the royalty per package for Multiple-chip Non-DRAM TCC packages that contain at least one Logic Device shall be no more than the greater of (i) [*] per package or (ii) the royalty for the packaged IC device having the greatest number of IC contacts as determined by the royalty schedule set forth in Paragraph III.B.2.a. Further still, the royalty per package for Multiple-chip Non-DRAM TCC packages that do not contain a Logic Device shall be no more than the greater of [*] per package or the royalty for the packaged IC having the greatest number of IC contacts as determined by the royalty schedule set forth in Paragraph III.B.2.a.

C. All Products. If, in a given calendar year, beginning in calendar year 2005, Licensee pays Tessera [*] in royalties for TCC packages sold in a particular calendar year (“Annual Royalty Target”), then the royalty rate for both DRAM TCC packages and Non-DRAM TCC packages sold thereafter in that same calendar year shall be [*] per package. The Annual Royalty Target set forth in this paragraph III.C applies solely to the sales of TCC packages licensed pursuant to Paragraph II.A for each of the years 2005 through 2011 and for which royalties are paid directly by the Licensee to Tessera, and the Annual Royalty Target shall be applied pro rata for the year 2012. If Licensee acquires another company after the Effective Date, the Annual Royalty Target shall be adjusted upwards based on the annual sales of TCC Packages by the acquired company relative to the annual sales of TCC packages by Licensee prior to the acquisition.

D. Royalty Adjustments. In making the royalty payments due Tessera, Licensee may subtract from such royalty payments any preceding royalty payments for defective royalty bearing TCC packages that are returned to Licensee from Licensee’s customers (“Royalty Adjustment”). However, if at any time such defective TCC packages are resold by Licensee, Licensee shall pay a royalty to Tessera for such resold TCC packages, as set forth in the Agreement. Before a Royalty Adjustment can be so subtracted, Licensee must have originally paid a royalty on the particular returned Licensed Product. All Royalty Adjustments must be specified with the information set forth in Attachment B.

E. Most Favored Royalty. As of November 16, 2004, Tessera intends that any license agreement that Tessera enters into henceforth for TCC packages shall be on royalty rate terms no more favorable to such other licensee than the royalty terms for TCC packages set forth in this Agreement. Tessera further represents that it has no current license agreement with more favorable royalty terms for TCC packages when all elements of the royalty terms in such current license agreements are considered as a whole. The following shall not be deemed agreements subject to this Paragraph: (i) agreements between Tessera and Tessera Affiliates; and (ii) agreements with governmental or educational agencies with non-profitable nature. In the event that Tessera grants another license to any such TCC packages having better royalty terms than the corresponding royalty terms set forth in this Agreement, Tessera shall promptly notify Licensee of the royalty terms of such other license for any such particular defined product(s). Upon notice by Licensee that it wants to accept any such better royalty terms for such particular TCC package(s) provided no later than sixty (60) days from the date of Tessera’s notice, this Agreement shall be amended to substitute those royalty terms of such particular TCC package(s) selected by Licensee for the applicable royalty terms of this Agreement, provided that such amendment shall not affect

Tessera’s rights with respect to royalties or other moneys accrued and/or paid prior to such amendment. “Royalty terms” as used in this paragraph means monetary consideration only.

Licensee shall have the right to examine and audit through a mutually satisfactory major international public accounting firm, not more frequently than once per year, relevant records of Tessera that contain information bearing upon Tessera’s compliance with this Paragraph; provided, that the accounting firm shall have agreed in advance in writing to maintain in confidence and not to disclose to Licensee or any third party any Tessera proprietary information or the proprietary information of third parties associated with any Tessera license agreement obtained during the course of such examination.

IV. Taxes:

Licensee agrees to make all commercially reasonable efforts to aid Tessera’s efforts to obtain a multi-year tax exemption for any payments due hereunder for all taxes levied against Tessera by the Government of Korea pursuant to this Agreement. After such initial tax exempt period (if any), Licensee shall withhold the amount of taxes levied by the Government of Korea on the royalty payments made by Licensee to Tessera. Licensee shall promptly provide Tessera with copies of bonafide tax certificates showing that such Tessera tax payments have been made by Licensee to the Government of Korea.

V. Licensee Reports and Payment:

A. Quarterly Royalty Payments. Beginning with the quarter annual period starting on January 1, 2005, royalties shall be calculated and paid in full in quarter annual payment periods ending March 31, June 30, September 30 and December 31 of each year. Beginning with the first such royalty payment and until the annual cumulative total of Licensee’s royalty payments and reports to Tessera equal or exceed the Annual Royalty Target, Licensee shall deliver a written report (as shown in Attachment B) within thirty (30) days from the last day of each quarter annual payment period describing (i) the basis upon and containing the information sufficient to determine the royalties due Tessera for the applicable payment period (by facsimile, with an original by mail courier), (ii) the purchases by Licensee of TCC packages from companies that are not Licensee Affiliate companies, and (iii) any Royalty Adjustments. After Licensee’s royalty payments to Tessera equal the Annual Royalty Target, Licensee shall deliver a written report (as shown in Attachment C) within thirty (30) days from the last day of each quarter annual payment period describing (i) the basis upon and containing the information sufficient to determine the royalties due Tessera for the applicable payment period (by facsimile, with an original by mail courier), (ii) the purchases by Licensee of TCC packages from companies that are not Licensee Affiliate companies, and (iii) any Royalty Adjustments. Tessera shall then invoice Licensee (by facsimile, with an original by mail courier) for any royalties due Tessera as set forth in each such Licensee written royalty report. Licensee shall then have thirty (30) days from first receipt of Tessera’s invoice to pay the royalties due under Tessera’s invoice. All payments under this Paragraph shall be made in US Dollars by wire transfer to Union Bank of California, 99 Almaden Blvd., San Jose, CA 95113, Account Name: Tessera, Account No.: 6450148359, Routing No. 122000496, International Swift Code: UBLAUS66, or such other bank or account as Tessera may from time to time designate in writing. The payments of royalties shall be considered to be made as of the day on which such payments are received in Tessera’s designated bank account.

VI. Improvements Grantback:

A. Licensee hereby grants to Tessera a fully-paid, non-sub-licensable, non-transferable, perpetual, right to use Licensee’s Improvements and Licensee’s Patent covering any inventions contained in such Licensee’s Improvements to manufacture, have manufactured for Tessera, use or sell products. If Licensee receives a paid up license right at the termination of this Agreement, under paragraph VIII.B below, Tessera shall have a fully paid up and perpetual license on the terms set forth herein to use Licensee Improvements and Licensee Patents to the same extent as Tessera had been licensed to use Licensee Improvements and Licensee Patents immediately prior to such expiration.

B. Licensee agrees to negotiate in good faith with other licensees of Tessera on commercially reasonable terms a non-exclusive, non-transferable, non-sub-licensable license under Licensee’s Patents covering any inventions contained in such Licensee’s Improvements unless such other licensees refuse to grant to Licensee similar licenses under any of such other licensees’ patents relating to any improvements developed by such other licensee on similar commercially reasonable terms. In no event shall Licensee be under any obligation to grant such licenses to other licensees of Tessera, unless Licensee’s Improvements are used in IC packages sold externally to non-Affiliates. If requested by Licensee, Tessera agrees that it will assist the initiation of such discussions between Licensee and such other licensees.

C. Any improvement that is made through the joint efforts of Tessera and Licensee shall be deemed a “Joint Improvement” hereunder and shall be the joint property of both Tessera and Licensee, and both Tessera and Licensee shall have a fully-paid, non-assessable, transferable, perpetual, sub-licensable right and license to use such Joint Improvements, but such right and license shall not include any right of license by implication with respect to any part of the Technology. Licensee and Tessera shall reasonably consult with one another with respect to applying for and maintaining jointly owned patents with respect to such Joint Improvements at shared expense. In the event that one party hereto (the “Notifying Party”) notifies the other party that the Notifying Party wishes to apply for or maintain a patent in any country for any such Joint Improvement and the other party hereto does not confirm to the Notifying Party, within thirty (30) days thereafter, that such other party will join in such patent application and share the cost thereof, the Notifying Party shall have a right, at its own expense, to apply for or maintain such patent in its own name, in which case such patent shall be the sole property of the Notifying Party, and the Joint Invention in the country covered by such patent shall be treated as an improvement made solely by the Notifying party, and shall be subject to the provisions of this Agreement covering such party improvements. The parties hereto shall execute such documents and render such assistance as may be appropriate to enable the party properly having title to such Improvements to maintain or obtain patents for the same.

D. Notwithstanding the foregoing, Licensee is under no obligation to transfer and/or license any information whether confidential, proprietary or otherwise that it may be prohibited from transferring to Tessera by contract with a third party or applicable law. Notwithstanding any provision to the contrary, Licensee shall not be under any obligation to disclose actual patent applications or related documents to Tessera.

VII. Supplier:

Licensee, at its sole option, may enter agreements (“Subcontract”) with suppliers (“Supplier”) to manufacture TCC packages or components, materials or services thereof which are licensed hereunder for Licensee only and not for Supplier’s use or sale to anyone other than Licensee, provided that: (a) prior to any disclosure of Tessera Confidential Information, Licensee and Supplier shall execute a Non-Disclosure Agreement having substantially similar terms as Paragraph XII herein (Confidentiality of Agreement Terms); (b) Licensee shall ensure that Supplier receives no property rights to the Technology transferred under Subcontract and that the rights to any improvements to the Technology made by Supplier shall be Licensee Improvements as set forth in this Agreement; (c) Licensee shall ensure that Supplier respect Licensee’s duty to affix the appropriate patent numbers, trademarks and other designations to each product or material made using the Technology as set forth under this Agreement; and (d) Licensee shall indemnify and hold harmless Tessera and its successors and assigns against any breach or any damages, costs, or expenses arising from or related to any breach by Licensee or Supplier of the foregoing obligations.

VIII. Term and Termination:

A. Term: This Agreement shall become effective on Effective Date and, unless earlier terminated as provided for elsewhere in this Agreement, shall remain in full force until it automatically expires on the May 17, 2012 provided that:

1. On or before six months prior to the expiration date hereof, Licensee must elect one of the following options and notify Tessera in writing of its election, for the period beginning upon the expiration of this Agreement:

a. Licensee may elect to extend the term of this Agreement for five years, which includes (i) continuing, for the said five year period, the payment of full royalties hereunder, and (ii) continuing during such five year period, all of the obligations, privileges, rights and licenses granted to the parties hereunder including issued Tessera Patents and the use of know-how previously transferred to Licensee pursuant to the 1997 Agreement up to the expiration of such five year period; or

b. If Licensee wishes to use further any applicable issued Tessera patent granted prior to the expiration of this Agreement, Licensee may elect to enter into a patent license agreement with Tessera for any such issued Tessera patents and shall pay royalties for TCC Packages equal to the average of [*] per IC Contact and [*] of the amounts due under Paragraph III herein for the lesser of five (5) additional years or the life of the last expiring Tessera patent so licensed by Licensee without the option to use know-how previously transferred to Licensee pursuant to the 1997 Agreement during such five year period; or

c. Licensee may elect to permit the Agreement to expire in accordance with its terms (including termination of any payments of royalties to Tessera and termination of any rights of Licensee to use further any Tessera Patent licensed hereunder).

2. Licensee shall give Tessera written notice of its elected option by the above said notice date. In the event Licensee elects option (a) or (b) above, the parties agree to meet at a mutually agreed time and place during the year before the year of expiration of any extension of (a) or (b) above to discuss and negotiate in good faith the reasonable terms and conditions for a patent cross license agreement between the parties concerning any valid patents owned by either party relating to the Technology, Licensee’s Improvement, or any packaging related improvements thereto, not otherwise covered in the provisions of Subparagraph B. below.

B. Paid-up license: Upon expiration of any extension hereof under option (a) above or expiration of any one-half royalty patent license under (b) above, Licensee shall have a fully paid-up and perpetual license on the terms set forth herein to use the Tessera Patents or Technology to the same extent as Licensee had been licensed to use such Tessera Patents or Technology immediately prior to such expiration. Said paid-up license shall be as follows:

1. In the event that Licensee elects option VIII.A.(1)(a) above, such license shall be for applicable Tessera Patent granted through May 17, 2017; or

2. In the event that Licensee elects option VIII.A.(1)(b) above, such license shall be for applicable Tessera Patent granted through May 17, 2012.

C. Termination for Breach. Either party may terminate this Agreement due to the other party’s breach of this Agreement, such as failure to perform its material duties, obligations, or responsibilities herein (including, without limitation, failure to pay royalties and provide reports and perform technology transfer as set forth herein). The parties agree that such breach will cause substantial damages to the party not in breach. Therefore, the parties agree to work together to mitigate the effect of any such breach; however, the non-breaching party may terminate this Agreement if such breach is not cured or sufficiently mitigated (to the non-breaching party’s satisfaction) within sixty (60) days of notice thereof.

D. Termination for Assignment. In the event that (i) a party either sells or assigns substantially all of its assets or business to a third party or (ii) a third party acquires more than fifty percent (50%) of the capital stock entitled to vote for directors of such party (“Selling Party”), the Selling Party shall notify the other party of such sale or assignment of assets or the third party’s acquisition. In any case of sale, assignment or acquisition, the Selling Party shall provide to the other party a written confirmation from such third party stating that such third party shall expressly undertake all the terms and conditions of this Agreement to be performed by Selling Party. In the event that such assignee/transferee does not agree to fulfill such obligations under this Agreement, the other party shall reserve a right to terminate this Agreement.

E. Termination for Bankruptcy. In the event that one party becomes bankrupt, permanently ceases doing business, makes an assignment for the benefit of its creditors, commits an act of bankruptcy, commences any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings, or has commenced against it any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings that are not dismissed within sixty (60) days, then the other party shall have the right to terminate this Agreement immediately upon its notice. Upon such termination the non-bankrupt party shall have an option to terminate the obligations of both the parties to transfer or license the Technology or Licensee’s Improvement that is filed after the date of termination for bankruptcy, with the parties retaining all rights to use any Technology transferred prior to such termination and/or Technology covering any inventions in Licensee’s Improvements, to the extent licensed hereunder, just prior to such termination for bankruptcy, all such rights remaining in full force and good standing, subject to continuation of the royalty payments as stipulated in Paragraph III hereof.

F. Any termination of this Agreement pursuant to this paragraph VIII, except as provided in Subparagraphs VIII.B. and VIII.E. above, shall be deemed a termination of this Agreement in accordance with its terms (including termination of any payments of royalties to Tessera and any rights of Licensee to use any Technology or Tessera Patent licensed hereunder).

G. Survival Clause. Unless otherwise provided elsewhere in this Agreement, the following provisions shall survive the termination or expiration of this Agreement:

1. Licensee’s obligation to make payment to Tessera accrued under this Agreement on or prior to expiration or termination.

2. Licensee’s obligation to submit written reports stipulated in Paragraph V, Licensee Reports and Payment, and to permit the inspection and audit of its account record stipulated in Paragraph IX, Reasonable Audit, unless such termination is pursuant to Paragraph VIII.B. in which case Paragraphs V and IX shall not survive the termination of this Agreement.

3. Paragraph XII, Non-Disclosure.

4. Paragraph VIII, Term and Termination.

5. Paragraph X, No Warranties

6. Paragraph XI, Limitation on Damages

7. Paragraph XIII, Indemnity

8. Paragraph XV, Miscellaneous

IX. Reasonable Audit:

Upon reasonable written prior notice, Tessera shall have the right to examine and audit through an independent third party CPA firm, not more frequently than once per year, all records of Licensee that may contain information bearing upon the amount of fees payable under this Agreement from the previous three (3) years from the date of notification of the audit; provided, however, that the said auditor shall have agreed in advance in writing to maintain in confidence and not to disclose to Tessera or any third party any proprietary information obtained during the course of such audit. The results of any such audit shall be final, and within thirty (30) days after receiving the auditor’s report, Licensee shall make payment to Tessera of any amount which may be found to be payable, if any. Tessera shall bear the expenses of such audit examinations unless royalties due and owing to Tessera are determined by the auditor to be at least five percent (5%) greater than such similar amounts as calculated and/or paid by Licensee, in which case Licensee shall bear such expenses.

X. No Warranties:

Licensee acknowledges and agrees that the rights and licenses, and Technology granted or otherwise provided hereunder are provided to Licensee “AS IS”, with no warranty of any kind. TESSERA MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS OR NONINFRINGEMENT. Tessera makes no warranty that the Technology will be sufficient or yield any particular result.

Notwithstanding the foregoing, Tessera represents that to Tessera’s knowledge, as of the Effective Date, there are no pending claims that have been made or actions commenced against Tessera for breach of any third party patents, copyrights or trade secrets.

XI. Limitation on Damages:

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY) FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

XII. Confidentiality of Agreement Terms:

A. Confidential Terms. Tessera and Licensee shall keep the terms of this Agreement (including all Attachments hereto) confidential except:

(1) to any court or governmental body or agency compelling such disclosure; however, any disclosure shall be limited to that compelled by the governmental body or agency and the disclosing party will take all reasonable actions to obtain a protective order protecting the disclosure;

(2) as may otherwise be required by law; or

(3) either party may disclose to third parties the existence of this Agreement to the extent described in the Recitals section hereof.

B. Order to Disclose. A party receiving a request, subpoena or order for the disclosure of the terms or conditions of this Agreement shall notify the other party as soon as practicable and if, at all possible, in sufficient time to allow the other party to oppose disclose or seek appropriate protective orders. The party receiving such request, subpoena or order shall cooperate to the extent reasonably possible with the other party in any effort to oppose disclosure or seek protective orders.

C. Breach of Confidentiality. If either party learns of a breach of this Paragraph XII, such party shall immediately send a written notification to the other party describing the circumstances of such breach.

D. Employee Agreements. Licensee will disclose the terms of this Agreement solely to its employees who have a need to know such information.

E. Prior Confidentiality Terms. This Paragraph XII applies only to the matters described herein this Agreement and does not supersede any prior written agreements between the parties. Specifically, the Non-Disclosure Agreement contained within the 1997 Agreement is not superceded for the items disclosed thereunder.

XIII. Indemnity:

A. Licensee agrees to defend, indemnify and hold Tessera harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney’s’ fees and expenses) arising out of or related to Licensee’s use of Technology or Technical Information. Notwithstanding, Licensee shall not bear the obligation or expense of defending the validity of any Tessera Patent. Tessera shall have sole control over and bear the expense for so defending the validity of the Tessera Patents.

B. Tessera agrees to defend, indemnify and hold Licensee harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney’s fees and expenses) arising out of or related to Tessera’s use of Licensee Improvements. Notwithstanding, Tessera shall not bear the obligation or expense of defending the validity of any Licensee Patent. Licensee shall have sole control over and bear the expense for so defending the validity of the Licensee Patents.

XIV. Termination of 1997 Agreement:

The parties agree that the 1997 Agreement is terminated and replaced and superceded with the current Agreement effective November 16, 2004, except as expressly stated herein and excepting the provisions of the 1997 Agreement that expressly survive termination. The parties agree that the license granted to Licensee in paragraph II.A of the 1997 Agreement for Technology and Technical Information embodied in the Tessera know-how in Licensee’s possession under the 1997 Agreement survives the termination of the 1997 Agreement with respect to the grant for Licensee’s TCC packages under this Agreement for as long as this Agreement remains in effect.

XV. Miscellaneous:

The following additional terms shall apply to this Agreement:

A. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California, irrespective of choice of laws provisions. Both parities shall use their best efforts to resolve by mutual agreement any disputes, controversies, claims or difference which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies, claims or differences cannot be settled between the parties, any litigation between the parties relating to this Agreement shall take place in Federal District Court, Northern District of California. The parties hereby consent to personal jurisdiction and venue in the state and federal courts of California.

B No Waiver. Any waiver, express or implied, by either of the parties hereto of any right hereunder or default by the other party, shall not constitute or be deemed a continuing waiver or a waiver of any other right or default. No failure or delay on either party in the exercise of any right or privilege hereunder shall operate as waiver thereof, nor shall any single or partial exercise of such right or privilege preclude other or further exercise thereof or any other right or privilege.

C. Equitable Relief: Nothing herein shall preclude either party from taking whatever actions are necessary to prevent immediate, irreparable harm to its interests. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation.

D. Notices. All notices, required documentation, and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be given by facsimile transmission or by registered or certified letter to Tessera and Licensee at the addresses and facsimile numbers set forth below:

Tessera:	Tessera, Inc.
3099 Orchard Dr.
San Jose, California 95134
Facsimile No.: 408-894-0768
Attn.: Chief Executive Officer

Licensee:	Samsung Electronics Co., Ltd.
San #24 Nongseo-Ri, Kiheung-Eup
Youngin- City, Kyungki-Do, KOREA
Facsimile: 82-31-208-7398 or 7399
Attn.: Jay Shim
Vice President
Intellectual Property Team
Semiconductor Division

Either Party may change its address and/or facsimile number by giving the other party notice of such new address and/or facsimile number. All notices if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received and the date three days after the same was posted and if given or made by facsimile transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

E. Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

F. Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

G. Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party except as otherwise provided elsewhere in this Agreement.

H. Export Regulations. Both parties shall comply with the laws and regulations of the government of the United States, and of any other country as applicable relating to the export of commodities and technical data, any direct product of such data, or any product received the other, to any proscribed country listed in such laws and regulations unless properly authorized by the appropriate government, and not knowingly export, or allow the export or re-export of any Technology or Proprietary Information, or any system, component, item, material or package made under or using the foregoing, in violation of any restrictions, laws or regulations, or without all required licenses and authorizations, to Afghanistan, the People’s Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the US Export Administration Regulations (or any successor supplement or regulations).

I. Paragraph Headings. The headings and captions used herein shall not be used to interpret or construe this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

TESSERA, INC.	SAMSUNG ELECTRONICS CO., LTD.

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

Attachment A

List of Patents/Patent Applications (as of January 31, 2004)

US PATENT NO.	TITLE	EXPIRATION
5,148,265	SEMICONDUCTOR CHIP ASSEMBLIES WITH FAN-IN LEADS	9/24/2010

5,148,266	SEMICONDUCTOR CHIP ASSEMBLIES HAVING INTERPOSER AND FLEXIBLE LEAD	9/24/2010

5,258,330	SEMICONDUCTOR CHIP ASSEMBLIES WITH FAN-IN LEADS	11/2/2010

5,346,861	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME	9/13/2011

5,347,159	SEMICONDUCTOR CHIP ASSEMBLIES WITH FACE-UP MOUNTING AND REAR-SURFACE CONNECTION TO SUBSTRATE	9/13/2011

5,390,844	SEMICONDUCTOR INNER LEAD BONDING TOOL	7/23/2013

5,398,863	SHAPED LEAD STRUCTURE AND METHOD	7/23/2013

5,414,298	SEMICONDUCTOR CHIP ASSEMBLIES AND COMPONENTS WITH PRESSURE CONTACT	3/26/2013

5,477,611	METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER	9/20/2013

5,489,749	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	2/6/2013

5,491,302	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2014

5,525,545	SEMICONDUCTOR CHIP ASSEMBLIES AND COMPONENTS WITH PRESSURE CONTACT	6/11/2013

5,536,909	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/16/2013

5,548,091	SEMICONDUCTOR CHIP CONNECTION COMPONENTS WITH ADHESIVES AND METHODS FOR BONDING TO THE CHIP	10/26/2013

5,597,470	METHOD OF MAKING A FLEXIBLE LEAD FOR A MICROELECTRONIC DEVICE	6/19/2015

5,619,017	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2014

5,629,239	MANUFACTURE OF SEMICONDUCTOR CONNECTION COMPONENTS WITH FRANGIBLE LEAD SECTIONS	3/21/2015

5,659,952	METHOD OF FABRICATING COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2014

5,663,106	METHOD OF ENCAPSULATING DIE AND CHIP CARRIER	9/2/2014

5,679,194	FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS	5/4/2015

5,679,977	SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2010

5,682,061	COMPONENT FOR CONNECTING A SEMICONDUCTOR CHIP TO A SUBSTRATE	10/28/2014

5,685,885	WAFER-SCALE TECHNIQUES FOR FABRICATION OF SEMICONDUCTOR CHIP ASSEMBLIES	9/13/2011

5,706,174	COMPLIANT MICROELECTRONIC MOUNTING DEVICE	7/7/2014

5,766,987	MICROELECTRONIC ENCAPSULATION METHODS AND EQUIPMENT	9/22/2015

5,776,796	METHOD OF ENCAPSULATING A SEMICONDUCTOR PACKAGE	5/19/2014

5,777,379	SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

5,787,581	METHODS OF MAKING SEMICONDUCTOR CONNECTION COMPONENTS WITH RELEASABLE LOAD SUPPORT	7/24/2012

5,801,446	MICROELECTRONIC CONNECTIONS WITH SOLID CORE JOINING UNITS	9/1/2015

5,807,453	FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS	5/4/2015

5,821,608	LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE	9/6/2016

5,821,609	SEMICONDUCTOR CONNECTION COMPONENT WITH FRANGIBLE LEAD SECTIONS	3/21/2015

5,834,339	METHODS FOR PROVIDING VOID FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

5,848,467	METHODS OF MAKING SEMICONDUCTOR CHIP ASSEMBLIES	9/13/2011

5,852,326	FACE-UP SEMICONDUCTOR CHIP ASSEMBLY	9/24/2010

5,861,666	STACKED CHIP ASSEMBLY	8/29/2016

5,868,301	SEMICONDUCTOR INNER LEAD BONDING TOOL	4/10/2016

5,875,545	METHOD OF MOUNTING A CONNECTION COMPONENT ON A SEMICONDUCTOR CHIP WITH ADHESIVES	10/26/2013

5,885,849	MICROELECTRONIC CONNECTIONS WITH SOLID CORE JOINING UNITS	3/28/2015

5,915,170	MULTIPLE PART COMPLIANT INTERFACE FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	9/16/2017

5,915,752	METHOD OF MAKING CONNECTIONS TO A SEMICONDUCTOR CHIP ASSEMBLY	7/24/2012

5,929,517	COMPLIANT INTEGRATED CIRCUIT PACKAGE AND METHOD OF FABRICATING THE SAME	7/27/2016

5,932,254	SYSTEM FOR ENCAPSULATING MICROELECTRONIC DEVICES	9/22/2015

5,937,276	BONDING LEAD STRUCTURE WITH ENHANCED ENCAPSULATION	10/8/2017

5,950,304	METHODS OF MAKING SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2010

5,966,587	METHODS OF MAKING SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

5,966,592	STRUCTURE AND METHOD FOR MAKING A COMPLIANT LEAD FOR A MICROELECTRONIC DEVICE	11/21/2015

5,977,618	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/24/2012

5,989,939	PROCESS OF MANUFACTURING COMPLIANT WIRE BOND PACKAGE	12/12/2017

5,994,222	METHOD OF MAKING CHIP MOUNTINGS AND ASSEMBLIES	4/25/2017

5,994,781	SEMICONDUCTOR CHIP PACKAGE WITH DUAL LAYER TERMINAL AND LEAD STRUCTURE	5/29/2018

6,002,168	MICROELECTRONIC COMPONENT WITH RIGID INTERPOSER	11/25/2017

6,012,224	METHOD OF FORMING COMPLIANT MICROELECTRONIC MOUNTING DEVICE	7/7/2014

6,030,856	BONDABLE COMPLIANT PADS FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	6/10/2017

6,045,655	METHOD OF MOUNTING A CONNECTION COMPONENT ON A SEMICONDUCTOR CHIP WITH ADHESIVE	10/26/2013

6,046,076	VACUUM DISPENSE METHOD FOR DISPENSING AN ENCAPSULANT AND MACHINE THEREFOR	12/29/2014

6,049,972	UNIVERSAL STRIP/CARRIER FRAME ASSEMBLY AND METHODS	1/23/2018

6,054,337	METHODS OF MAKING A COMPLIANT MULTICHIP PACKAGE	12/12/2017

6,054,756	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	7/24/2012

6,080,605	METHOD OF ENCAPSULATING A SEMICONDUCTOR CHIP USING A SETTABLE ENCAPSULANT	10/6/2018

6,080,932	SEMICONDUCTOR PACKAGE ASSEMBLIES WITH MOISTURE VENTS	4/14/2018

6,081,035	MICROELECTRONIC BOND RIBBON DESIGN	10/24/2016

6,083,837	FABRICATION OF COMPONENTS BY COINING	12/12/2017

6,107,123	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,107,682	COMPLIANT WIRE BOND PACKAGES HAVING WIRE LOOP	12/12/2017

6,121,676	STACKED MICROELECTRONIC ASSEMBLY AND METHOD THEREFOR	12/11/2017

6,126,428	VACUUM DISPENSE APPARATUS FOR DISPENSING AN ENCAPSULANT	12/29/2014

6,127,724	PACKAGED MICROELECTRONIC ELEMENTS WITH ENHANCED THERMAL CONDUCTION	10/31/2017

6,130,116	METHOD OF ENCAPSULATING A MICROELECTRONIC ASSEMBLY UTILIZING A BARRIER	12/4/2017

6,133,627	SEMICONDUCTOR CHIP PACKAGE WITH CENTER CONTACTS	9/24/2010

6,133,639	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP AND METHOD THEREFOR	9/20/2014

6,147,401	COMPLIANT MULTICHIP PACKAGE	12/12/2017

6,157,075	SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

6,162,661	SPACER PLATE SOLDER BALL PLACEMENT FIXTURE AND METHODS THEREFOR	5/29/2018

6,169,328	SEMICONDUCTOR CHIP ASSEMBLY	9/20/2014

6,170,151	UNIVERSAL UNIT STRIP/CARRIER FRAME ASSEMBLY AND METHODS	1/23/2018

6,182,546	APPARATUS AND METHODS FOR SEPARATING MICROELECTRONIC PACKAGES FROM A COMMON SUBSTRATE	3/4/2018

6,184,140	METHODS OF MAKING MICROELECTRONIC PACKAGES UTILIZING COINING	12/12/2017

6,191,473	BONDING LEAD STRUCTURE WITH ENHANCED ENCAPSULATION	10/8/2017

6,196,042	COINING TOOL AND PROCESS OF MANUFACTURING SAME FOR MAKING CONNECTION COMPONENTS	3/31/2019

6,197,665	LAMINATION MACHINE AND METHOD TO LAMINATE A COVERLAY TO A MICROELECTRONIC PACKAGE	4/15/2019

6,202,299	SEMICONDUCTOR CHIP CONNECTION COMPONENTS WITH ADHESIVES AND METHOD OF MAKING SAME	10/26/2013

6,204,091	METHOD OF ASSEMBLING A SEMICONDUCTOR CHIP PACKAGE	12/4/2017

6,208,025	MICROELECTRONIC COMPONENT WITH RIGID INTERPOSER	11/25/2017

6,214,640	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES	8/3/2019

6,215,191	COMPLIANT LEAD STRUCTURES FOR MICROELECTRONIC DEVICES	11/21/2015

6,218,213	MICROELECTRONIC COMPONENTS WITH FRANGIBLE LEAD SECTIONS	6/3/2019

6,218,215	METHODS OF ENCAPSULATING A SEMICONDUCTOR CHIP USING A SETTABLE ENCAPSULANT	10/6/2018

6,225,688	STACKED MICROELECTRONIC ASSEMBLY AND METHOD THEREFOR	12/11/2017

6,232,152	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES AND THE RESULTING SEMICONDUCTOR PACKAGE STRUCTURES	5/19/2014

6,248,656	METAL-JACKETED LEAD MANUFACTURING PROCESS USING RESIST LAYERS	8/13/2019

6,253,992	SOLDER BALL PLACEMENT FIXTURES AND METHODS	3/17/2019

6,255,723	LAYERED LEAD STRUCTURES	10/27/2018

6,255,738	ENCAPSULANT FOR MICROELECTRONIC DEVICES	9/30/2017

6,261,863	COMPONENTS WITH RELEASABLE LEADS AND METHODS OF MAKING RELEASABLE LEADS	10/24/2015

6,265,759	LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE	9/6/2016

6,266,872	METHOD FOR MAKING A CONNECTION COMPONENT FOR A SEMICONDUCTOR CHIP PACKAGE	12/9/2017

6,272,744	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/24/2012

6,274,822	MANUFACTURE OF SEMICONDUCTOR CONNECTION COMPONENTS WITH FRANGIBLE LEAD SECTIONS	7/2/2018

6,294,040	TRANSFERABLE RESILIENT ELEMENT FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	6/20/2017

6,300,231	METHOD FOR CREATING A DIE SHRINK INSENSITIVE SEMICONDUCTOR PACKAGE AND COMPONENT THEREFOR	5/28/2019

6,300,254	METHODS OF MAKING COMPLIANT INTERFACES AND MICROELECTRONIC PACKAGES USING SAME	4/16/2019

6,306,752	CONNECTION COMPONENT AND METHOD OF MAKING SAME	9/15/2019

6,309,910	MICROELECTRONIC COMPONENTS WITH FRANGIBLE LEAD SECTIONS	5/18/2019

6,309,915	SEMICONDUCTOR CHIP PACKAGE WITH EXPANDER RING AND METHOD OF MAKING SAME	2/5/2019

6,313,528	COMPLIANT MULTICHIP PACKAGE	12/12/2017

6,324,754	METHOD FOR FABRICATING MICROELECTRONIC ASSEMBLIES	3/25/2018

6,329,224	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/28/2018

6,334,942	SELECTIVE REMOVAL OF DIELECTRIC MATERIALS AND PLATING PROCESS USING SAME	2/9/2019

6,358,780	SEMICONDUCTOR PACKAGE ASSEMBLIES WITH MOISTURE VENTS AND METHODS OF MAKING SAME	4/14/2018

6,359,236	MOUNTING COMPONENT WITH LEADS HAVING POLYMERIC STRIPS	7/24/2012

6,359,335	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES AND THE RESULTING SEMICONDUCTOR PACKAGE STRUCTURES	5/19/2014

6,370,032	COMPLIANT MICROELECTRONIC MOUNTING DEVICE	7/7/2014

6,373,128	SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

6,373,141	BONDABLE COMPLIANT PADS FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	6/10/2017

6,380,060	OFF-CENTER SOLDER BALL ATTACH AND METHODS THEREFOR	8/31/2020

6,388,340	COMPLIANT SEMICONDUCTOR CHIP PACKAGE WITH FAN-OUT LEADS AND METHOD OF MAKING SAME	2/5/2019

6,423,907	COMPONENTS WITH RELEASABLE LEADS	2/9/2018

6,433,419	FACE-UP SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2010

6,458,628	METHODS OF ENCAPSULATING A SEMICONDUCTOR CHIP USING A SETTABLE ENCAPSULANT	10/6/2018

6,458,681	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,460,245	METHOD OF FABRICATING SEMICONDUCTOR CHIP ASSEMBLIES	10/26/2013

6,465,744	GRADED METALLIC LEADS CONNECTION TO MICROELECTRONIC ELEMENTS	3/26/2019

6,465,747	MICROELECTRONIC ASSEMBLIES HAVING SOLDER-WETTABLE PADS AND CONDUCTIVE ELEMENTS	3/25/2018

6,465,893	STACKED CHIP ASSEMBLY	9/24/2010

6,468,830	COMPLIANT SEMICONDUCTOR PACKAGE WITH ANISOTROPIC CONDUCTIVE MATERIAL INTERCONNECTS AND METHODS	1/25/2019

6,468,836	LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE	9/6/2016

6,486,003	EXPANDABLE INTERPOSER FOR A MICROELECTRONIC PACKAGE AND METHOD THEREFOR	12/10/2017

6,489,674	METHOD FOR CREATING A DIE SHRINK INSENSITIVE SEMICONDUCTOR PACKAGE AND COMPONENT THEREFOR	5/28/2019

6,492,201	FORMING MICROELECTRONIC COMPONENTS BY ELECTROPHORETIC DEPOSITION	7/10/2018

6,518,662	METHOD OF ASSEMBLING A SEMICONDUCTOR CHIP PACKAGE	8/13/2018

6,521,480	A METHOD FOR MAKING A SEMICONDUCTOR CHIP PACKAGE	7/25/2015

6,525,429	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING COMPLIANT INTERFACES	9/20/2014

6,527,163	METHODS OF MAKING BONDABLE CONTACTS AND A TOOL FOR MAKING SUCH CONTACTS	11/21/2020

6,534,392	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES USING BONDING STAGE AND BONDING STAGE THEREFOR	9/14/2021

6,541,845	COMPONENTS WITH RELEASABLE LEADS AND METHODS OF MAKING RELEASABLE LEADS	10/24/2015

6,541,874	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/28/2018

6,572,781	MICROELECTRONIC PACKAGING METHODS AND COMPONENTS	5/16/2021

6,573,459	GRADED METALLIC LEADS FOR CONNECTION TO MICROELECTRONIC ELEMENTS	3/26/2019

6,602,740	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	11/22/2020

6,603,209	COMPLIANT INTEGRATED CIRCUIT PACKAGE	12/29/2014

6,653,172	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,664,484	COMPONENTS WITH RELEASABLE LEADS	5/1/2018

6,686,015	TRANSFERABLE RESILIENT ELEMENT FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHODTHEREFOR	6/30/2017

6,687,980	APPARATUS FOR PROCESSING FLEXIBLE TAPE FOR MICROELECTRONIC ASSEMBLIES	12/14/2018

6,699,730	STACKED MICROELECTRONIC ASSEMBLY AND METHOD THEREFOR	4/15/2018

6,707,149	LOW COST AND COMPLIANT MICROELECTRONIC PACKAGES FOR HIGH I/O AND FINE PITCH	10/1/2021

US APPLICATION SERIAL NO.	TITLE	ESTIMATED EXPIRATION DATE

09/534,939	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	7/24/2012

09/628,049	PACKAGED MICROELECTRONIC ELEMENTS WITH ENHANCED THERMAL CONDUCTION	10/31/2017

09/656,690	FACE-UP SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2010

09/766,814	MICROELECTRONIC PACKAGES HAVING DEFORMED BONDED AND METHODS THEREFOR	7/7/2014

09/827,840	MICROELECTRONIC ASSEMBLY HAVING ENCAPSULATED WIRE BONDING LEADS	9/24/2010

09/942,386	COMPONENTS WITH CONDUCTIVE SOLDER MASK LAYERS	3/26/2019

10/044,121	STACKED MICROELECTRONIC ASSEMBLIES AND METHODS OF MAKING SAME	1/11/2022

10/077,145	OFF-CENTER SOLDER BALL ATTACH ASSEMBLY	8/31/2020

10/077,388	ASSEMBLIES HAVING STACKED SEMICONDUCTOR CHIPS AND METHODS OF MAKING SAME	2/15/2022

10/095,561	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES AND THE RESULTING SEMICONDUCTOR PACKAGE	5/19/2014

10/097,032	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

10/123,547	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING COMPLIANT INTERFACES	9/20/2014

10/162,957	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	7/24/2012

10/164,116	SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2010

10/210,160	HIGH-FREQUENCY CHIP PACKAGES	8/1/2022

10/210,811	METHOD OF FABRICATING SEMICONDUCTOR CHIP ASSEMBLIES	3/7/2016

10/235,102	MICROELECTRONIC ASSEMBLY FORMATION WITH RELEASABLE LEADS	9/5/2022

10/254,926	FORMING MICROELECTRONIC CONNECTION COMPONENTS BY ELECTROPHORETIC DEPOSITION	7/10/2018

10/255,297	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING COMPLIANT LAYERS	9/20/2014

10/267,450	STACKED PACKAGES	10/9/2022

10/281,550	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING FOLDED SUBSTRATES	12/11/2017

10/301,188	MICROELECTRONIC COMPONENT AND ASSEMBLY HAVING LEADS WITH OFFSET PORTIONS	9/24/2010

FOREIGN PATENT NO.	TITLE	EXPIRATION DATE

EP0551382 (Euro)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

121621 (Korea)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

209457 (Korea)	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/23/2013

0322289 (Korea)	METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER	8/5/2014

0334990 (Korea)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

2924923 (Japan)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

3151219 (Japan)	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/23/2013

2,091,438 (Canada)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

NI-142874 (Taiwan)	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/25/2019

0384255 (Korea)	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2015

800753 (Germany)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

800753 (FRANCE)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

800753 (GR.BRIT)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

FOREIGN APPLICATION SERIAL NO.	TITLE	ESTIMATED EXPIRATION DATE

94924580.7 (Euro)	METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER	8/5/2014	*

95933164.6 (Euro)	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2015	*

1200301.8 (Euro)	SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2011

7-505309 (Japan)	SHAPED LEAD STRUCTURE AND METHOD	7/21/2014

8-511028 (Japan)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

8-511045 (Japan)	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2015

8-533523 (Japan)	FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS	5/3/2016

546394/2000 (Japan)	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/26/2019

10-2000- 7012035 (Korea)	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/26/2019

ATTACHMENT B

Reporting Period: From                          through

ROYALTY REPORT UNDER TESSERA TCC LICENSE AGREEMENT

PARTY ASSEMBLING TCC PACKAGE (Licensee or Subcontractor)	TYPE OF IC DEVICE (DRAM, NON-DRAM SINGLE CHIP, OR NON- DRAM MULTI-CHIP)	NUMBER OF TCC PACKAGES	ROYALTY RATE	ROYALTY (US$)

PURCHASES OF TCC PACKAGES FROM OTHERS

SUPPLIER OF TCC PACKAGES	TYPE OF TCC PACKAGES	TYPE OF IC DEVICE	NUMBER OF TCC PACKAGES	NUMBER OF IC CONTACTS PER TCC PACKAGE

ROYALTY ADJUSTMENTS

CUSTOMER	DATE OF ROYALTY PAYMENT	NUMBER OF RETURNED TCC PACKAGES	ROYALTY RATE	ROYALTY ADJUSTMENT (US$)

TOTAL ROYALTY:	US$

LESS TOTAL ROYALTY
ADJUSTMENT:	US$

ACTUAL REMITTANCE:	US$

ATTACHMENT C

Reporting Period: From                      through

ROYALTY REPORT UNDER TESSERA TCC LICENSE AGREEMENT

PARTY ASSEMBLING TCC PACKAGE (Licensee or Subcontractor)	NUMBER OF TCC PACKAGES	ROYALTY RATE	ROYALTY (US$)

PURCHASES OF TCC PACKAGES FROM OTHERS

SUPPLIER OF TCC PACKAGES	TYPE OF TCC PACKAGES	NUMBER OF TCC PACKAGES

ROYALTY ADJUSTMENTS

CUSTOMER	DATE OF ROYALTY PAYMENT	NUMBER OF RETURNED TCC PACKAGES	ROYALTY RATE	ROYALTY ADJUSTMENT (US$)

TOTAL ROYALTY:	US$

LESS TOTAL ROYALTY
ADJUSTMENT:	US$

ACTUAL REMITTANCE:	US$